UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

EMERGENCY MEDICAL SERVICES CORPORATION

EMERGENCY MEDICAL SERVICES L.P.

(Exact name of each registrant as specified in its charter)

Delaware	001-32701 333-127115	20-3738384 20-2076535
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement

On June 1, 2006, on the recommendation of its Corporate Governance and Nominating Committee, the Board of Directors of Emergency Medical Services Corporation (the “Company”) adopted the following non-employee director compensation program, effective as of June 1, 2006.

Cash Compensation. Each non-employee director will be paid an annual cash retainer of $50,000, to be paid in four quarterly installments.

Equity Compensation. On June 1, 2006, each non-employee director (other than Mr. Le Blanc) was awarded a grant of 8,000 restricted stock units (“RSUs”), each RSU representing one share of the Company’s class A common stock. Commencing with the 2007 annual meeting, effective immediately following each annual meeting of stockholders, each continuing non-employee director will receive a grant of a number of RSUs having a fair market value of $100,000, based on the closing price of the Company’s class A common stock on the business day immediately preceding the grant date. The RSUs will vest on the date of the next following annual meeting of stockholders, immediately prior to the vote for directors, and will be paid in shares of the Company’s class A common stock (one share for each RSU). The number of RSUs granted to a non-employee director joining the Board other than at an annual meeting of stockholders will be pro-rated based on the amount of time remaining until the next annual meeting of stockholders. This equity component of the non-employee director compensation program will be effective as of June 1, 2006, subject to stockholder approval at the 2007 annual meeting of stockholders. If such approval is not obtained, the June 1, 2006 grants will be void ab initio and the RSUs will not vest on the meeting date.

Generally, a non-employee director will forfeit his annual compensation (both the cash and the equity components) if he does not attend at least 75% of the meetings held by the Board of Directors and the Board committees on which he serves. The Board may waive this requirement if it determines that extenuating circumstances precluded such attendance. There will be no compensation paid to directors for attendance at individual meetings, for service on committees of the Board of Directors or for serving as Chair of any such committee.

Robert Le Blanc, our Lead Director, will not receive any compensation for his service as a director of the Company.

Employee directors do not receive any additional compensation for their service as directors of the Company.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 1, 2006, the Board of Directors of the Company increased the size of the Board by one member and elected Paul B. Iannini, M.D. to fill this vacancy. Dr. Iannini will serve as a Class II director and will stand for re-election at the Company’s 2007 annual meeting of stockholders. There are no arrangements or understandings between Dr. Iannini and any other persons pursuant to which he was selected as a director, and there are no reportable transactions under Item 404(a) of Regulation S-K.

Dr. Iannini has been appointed to the Company’s Audit Committee. The Board of Directors has determined that Dr. Iannini is “independent” in accordance with the listing standards of the New York Stock Exchange and the rules promulgated by the Securities and Exchange Commission, and otherwise meets the applicable criteria for audit committee members.

Dr. Iannini is the Chairman, Department of Medicine, of Danbury Hospital and a Clinical Professor of Medicine at Yale University School of Medicine. He is also the Physician Executive Director for Medical Services and Program Director, Internal Medicine, for the Residency Training Program, of Danbury Hospital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES CORPORATION (Registrant)

June 7, 2006	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman Executive Vice President and General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES L.P. (Registrant)

	By:	Emergency Medical Services Corporation,
its General Partner

June 7, 2006	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman Executive Vice President and General Counsel